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                                                                   EXHIBIT 23.10




                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in the Form S-3 Registration Statement of RoTech Medical Corporation (as filed on August 27, 1996) of our report dated February 20, 1996, on the financial statements of Rhema, Inc., as of December 31, 1995, which is included in RoTech Medical Corporation's Form 8-K/A as filed on June 4, 1996.


/s/ Hartman, Walton & Leito, L.L.P.
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Hartman, Walton & Leito, L.L.P.


August 27,1996
Fort Worth, Texas